EXHIBIT 15

September 5, 2012

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our report dated September 5, 2012 on our review of interim financial information of Abercrombie & Fitch Co. for the thirteen and twenty-six week periods ended July 28, 2012 and July 30, 2011 and included in the Company’s quarterly report on Form 10-Q for the quarter ended July 28, 2012 is incorporated by reference in its Registration Statements on Form S-8 (Registration Nos. 333-15941, 333-15945, 333-60189, 333-81373, 333-100079, 333-107646, 333-107648, 333-128000, 333-145166 and 333-176135).

Very truly yours,

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio